Exhibit 99.1

Priceline.com Reports Financial Results for 3rd Quarter 2013
NORWALK, Conn., November 7, 2013. . . The Priceline Group (NASDAQ: PCLN) today reported its 3rd quarter 2013 financial results. Third quarter gross travel bookings for The Priceline Group (the “Group”), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $10.8 billion, an increase of 37.5% over a year ago (approximately 36% on a local currency basis).
The Group's gross profit for the 3rd quarter was $2.0 billion, a 42.4% increase from the prior year. International operations contributed gross profit in the 3rd quarter of $1.8 billion, a 42.1% increase versus a year ago (approximately 39% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 3rd quarter of $833 million, or $15.72 per diluted share, which compares to $597 million or $11.66 per diluted share, in the same period a year ago.
Non-GAAP net income in the 3rd quarter was $920 million, a 44.2% increase versus the prior year. Non-GAAP net income was $17.30 per diluted share, compared to $12.40 per diluted share a year ago. FactSet consensus for the 3rd quarter 2013 was $16.23 per diluted share. Adjusted EBITDA for the 3rd quarter 2013 was $1.1 billion, an increase of 42.6% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group finished the summer travel season with strong growth and operating performance,” said Jeffery H. Boyd, Chairman and Chief Executive Officer of The Priceline Group.  “Booking.com and Agoda posted solid third quarter results leading to 36% room night growth for the Group, and the U.S. business of priceline.com showed positive momentum with accelerating bookings growth.”
Looking forward, Mr. Boyd said: “Our brands are performing well in a very competitive environment. We believe the Group is well positioned to drive future growth through investments in geographic expansion, supply and content, product and marketing.”
The Priceline Group said it was targeting the following for 4th quarter 2013:

•	Year-over-year increase in total gross travel bookings of approximately 27% - 34% (an increase of approximately 26% - 33% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 29% - 36% (an increase of approximately 28% - 35% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 17% - 24%.

•	Year-over-year increase in revenue of approximately 19% - 26%.

•	Year-over-year increase in gross profit of approximately 30% - 37%.

•	Adjusted EBITDA of approximately $510 million to $540 million.

•	Non-GAAP net income per diluted share between $7.80 and $8.30.
Non-GAAP guidance for the 4th quarter 2013:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

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•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $177 million in the 4th quarter 2013. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $75 million in the 4th quarter 2013. The Group estimates GAAP net income per diluted share between $6.40 and $6.90 for the 4th quarter 2013.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with travel service providers;
-- a change by a major search engine to its search engine algorithms that negatively affects our placement in search results;
-- systems-related failures and/or security breaches;
-- an adverse outcome in one or more travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings in which we are involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and nine months ended September 30, 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•	Significant costs related to acquisitions are excluded because the expense is not driven by core operating results and renders comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

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About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is a leader in global online travel reservations. The Group is composed of five primary brands - Booking.com, priceline.com, Agoda.com, KAYAK and rentalcars.com and several ancillary brands. The Priceline Group provides online travel services in over 180 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 355,000 hotels and accommodations (as of November 4, 2013), and is available in 42 languages. More recent counts are available on the Booking.com website. Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently launched Express DealsSM, where travelers can take advantage of hotel discounts without bidding. Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages. KAYAK is a leading travel meta-search service that allows consumers to easily compare airline ticket, hotel room reservation and rental car reservation information from hundreds of travel websites at once through its websites and mobile apps. Rentalcars.com is a multinational rental car reservation service, offering its services in over 6,000 locations and providing customer support in 40 languages.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

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priceline.com Incorporated UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$1,096,094	$1,536,349
Restricted cash	9,034	6,641
Short-term investments	5,487,526	3,646,845
Accounts receivable, net of allowance for doubtful accounts of $12,256 and $10,322, respectively	706,234	367,512
Prepaid expenses and other current assets	107,688	84,290
Deferred income taxes	82,471	40,738
Total current assets	7,489,047	5,682,375
Property and equipment, net	119,766	89,269
Intangible assets, net	1,038,863	208,113
Goodwill	1,761,194	522,672
Deferred income taxes	827	31,485
Other assets	35,958	35,828
Total assets	$10,445,655	$6,569,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$312,896	$184,648
Accrued expenses and other current liabilities	544,021	387,911
Deferred merchant bookings	430,661	368,823
Convertible debt	538,266	520,344
Total current liabilities	1,825,844	1,461,726
Deferred income taxes	371,498	45,159
Other long-term liabilities	83,934	68,944
Convertible debt	1,731,027	881,996
Total liabilities	4,012,303	2,457,825

Redeemable noncontrolling interests	—	160,287
Convertible debt	36,730	54,655

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 60,274,497 and 58,055,586 shares issued, respectively	468	450
Treasury stock, 9,214,110 and 8,184,787 shares, respectively	(1,943,615)	(1,060,607)
Additional paid-in capital	4,459,333	2,612,197
Accumulated earnings	3,840,675	2,368,611
Accumulated other comprehensive income (loss)	39,761	(23,676)
Total stockholders' equity	6,396,622	3,896,975
Total liabilities and stockholders' equity	$10,445,655	$6,569,742

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Agency revenues	$1,576,434	$1,118,128	$3,411,002	$2,427,751
Merchant revenues	620,904	584,969	1,729,692	1,632,402
Advertising and other revenues	72,565	3,213	111,459	10,163
Total revenues	2,269,903	1,706,310	5,252,153	4,070,316
Cost of revenues	280,838	309,809	869,568	926,385
Gross profit	1,989,065	1,396,501	4,382,585	3,143,931
Operating expenses:
Advertising — Online	533,164	375,204	1,399,452	966,820
Advertising — Offline	39,891	8,441	99,750	29,519
Sales and marketing	65,274	52,961	177,392	145,943
Personnel, including stock-based compensation of $34,551, $17,555, $90,996 and $51,690, respectively	186,443	135,210	486,658	343,916
General and administrative	63,113	42,287	178,195	122,768
Information technology	18,536	10,799	48,717	31,974
Depreciation and amortization	35,747	16,007	80,854	47,513
Total operating expenses	942,168	640,909	2,471,018	1,688,453
Operating income	1,046,897	755,592	1,911,567	1,455,478
Other income (expense):
Interest income	867	905	2,882	3,004
Interest expense	(24,135)	(17,067)	(61,097)	(45,208)
Foreign currency transactions and other	(3,278)	(8,256)	(7,002)	(7,427)
Total other income (expense)	(26,546)	(24,418)	(65,217)	(49,631)
Earnings before income taxes	1,020,351	731,174	1,846,350	1,405,847
Income tax expense	187,362	131,201	331,629	271,405
Net income	832,989	599,973	1,514,721	1,134,442
Less: net income attributable to noncontrolling interests	—	3,387	135	3,539
Net income applicable to common stockholders	$832,989	$596,586	$1,514,586	$1,130,903
Net income applicable to common stockholders per basic common share	$16.22	$11.97	$29.88	$22.70
Weighted average number of basic common shares outstanding	51,363	49,851	50,690	49,830
Net income applicable to common stockholders per diluted common share	$15.72	$11.66	$29.00	$22.05
Weighted average number of diluted common shares outstanding	52,984	51,185	52,226	51,295

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES:
Net income	$1,514,721	$1,134,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33,965	23,321
Amortization	46,889	24,192
Provision for uncollectible accounts, net	12,678	11,287
Deferred income taxes	11,450	16,446
Stock-based compensation expense and other stock-based payments	91,810	52,042
Amortization of debt issuance costs	4,352	3,790
Amortization of debt discount	41,225	28,831
Changes in assets and liabilities:
Accounts receivable	(283,961)	(232,660)
Prepaid expenses and other current assets	(8,514)	(97,057)
Accounts payable, accrued expenses and other current liabilities	280,945	318,054
Other	1,403	6,243
Net cash provided by operating activities	1,746,963	1,288,931

INVESTING ACTIVITIES:
Purchase of investments	(7,100,081)	(4,790,106)
Proceeds from sale of investments	5,341,488	3,069,242
Additions to property and equipment	(56,958)	(38,950)
Acquisitions and other equity investments, net of cash acquired	(331,557)	(13,871)
Proceeds from settlement of foreign currency contracts	3,266	78,828
Payments on foreign currency contracts	(56,045)	(2,222)
Change in restricted cash	(1,506)	(3,474)
Net cash used in investing activities	(2,201,393)	(1,700,553)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	980,000	1,000,000
Payment of debt issuance costs	(910)	(20,916)
Payments related to conversion of senior notes	(8)	(1)
Repurchase of common stock	(883,008)	(255,397)
Payments to purchase subsidiary shares from noncontrolling interests	(192,530)	(61,079)
Payments of stock issuance costs	(1,191)	—
Proceeds from exercise of stock options	86,310	2,655
Excess tax benefit on stock-based compensation	13,318	12,911
Net cash provided by financing activities	1,981	678,173
Effect of exchange rate changes on cash and cash equivalents	12,194	(917)
Net (decrease) increase in cash and cash equivalents	(440,255)	265,634
Cash and cash equivalents, beginning of period	1,536,349	632,836
Cash and cash equivalents, end of period	$1,096,094	$898,470
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$265,303	$205,256
Cash paid during the period for interest	$18,614	$13,463
Non-cash fair value increase for redeemable noncontrolling interests	$42,522	$59,255
Non-cash financing activity for acquisitions	$1,546,748	$—

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

	GAAP Gross profit	$1,989,065	$1,396,501	$4,382,585	$3,143,931

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—

	Non-GAAP Gross profit	$1,989,065	$1,396,501	$4,403,135	$3,143,931

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

	GAAP Operating income	$1,046,897	$755,592	$1,911,567	$1,455,478

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,551	17,555	90,996	51,690
(c)	Acquisition costs	—	—	6,444	—
(d)	Amortization of intangible assets	22,850	7,836	46,889	24,192

	Non-GAAP Operating income	$1,104,298	$780,983	$2,076,446	$1,531,360

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	55.5%	55.9%	47.2%	48.7%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

	GAAP Net income applicable to common stockholders	$832,989	$596,586	$1,514,586	$1,130,903

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,551	17,555	90,996	51,690
(c)	Acquisition costs	—	—	6,444	—
(e)	Depreciation and amortization	35,747	16,007	80,854	47,513
(f)	Interest income	(867)	(905)	(2,882)	(3,004)
(f)	Interest expense	24,135	17,067	61,097	45,208
(h)	Income tax expense	187,362	131,201	331,629	271,405
(i)	Net income attributable to noncontrolling interests	—	3,387	135	3,539

	Adjusted EBITDA	$1,113,917	$780,898	$2,103,409	$1,547,254

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

	GAAP Net income applicable to common stockholders	$832,989	$596,586	$1,514,586	$1,130,903

(a)	Charges related to travel transaction tax rulings	—	—	20,550	—
(b)	Stock-based employee compensation	34,551	17,555	90,996	51,690
(c)	Acquisition costs	—	—	6,444	—
(d)	Amortization of intangible assets	22,850	7,836	46,889	24,192
(g)	Debt discount amortization related to convertible debt	16,350	10,859	40,368	28,831
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	13,351	5,527	6,184	28,999
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	(127)	(440)	(923)

	Non-GAAP Net income applicable to common stockholders	$920,091	$638,236	$1,725,577	$1,263,692

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

	GAAP weighted average number of diluted common shares outstanding	52,984	51,185	52,226	51,295
(l)	Adjustment for unvested restricted stock units and performance units	209	290	182	267
	Non-GAAP weighted average number of diluted common shares outstanding	53,193	51,475	52,408	51,562
	Net income applicable to common stockholders per diluted common share
	GAAP	$15.72	$11.66	$29.00	$22.05
	Non-GAAP	$17.30	$12.40	$32.93	$24.51

(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated Statistical Data In millions (Unaudited)

Gross Bookings	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13
International	$4,989	$3,912	$5,451	$5,952	$6,473	$5,494	$7,783	$8,579	$9,179
Domestic	1,268	1,044	1,260	1,377	1,359	1,090	1,370	1,538	1,586
Total	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765

Agency	$5,121	$3,982	$5,528	$6,031	$6,423	$5,302	$7,648	$8,425	$9,023
Merchant	1,136	973	1,184	1,298	1,408	1,282	1,505	1,692	1,742
Total	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765

Year/Year Growth
International	72.9%	65.5%	54.2%	33.1%	29.7%	40.4%	42.8%	44.1%	41.8%
excluding F/X impact	61%	67%	58%	44%	41%	43%	43%	44%	41%
Domestic	13.1%	15.8%	11.7%	5.3%	7.2%	4.4%	8.7%	11.7%	16.7%

Agency	61.6%	55.7%	46.2%	27.6%	25.4%	33.1%	38.3%	39.7%	40.5%
Merchant	35.6%	37.5%	34.0%	23.1%	24.0%	31.8%	27.1%	30.3%	23.7%

Total	56.2%	51.8%	43.9%	26.8%	25.2%	32.9%	36.4%	38.0%	37.5%
excluding F/X impact	48%	53%	47%	35%	34%	35%	37%	38%	36%

Units Sold	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13
Hotel Room-Nights	40.6	33.6	45.9	50.2	55.2	46.2	63.2	69.4	74.8
Year/Year Growth	47.4%	52.8%	47.0%	39.1%	35.9%	37.6%	37.7%	38.2%	35.6%

Rental Car Days	7.0	5.3	6.9	8.6	9.4	7.2	9.9	12.5	12.0
Year/Year Growth	35.6%	34.3%	40.6%	29.4%	34.9%	36.5%	43.3%	46.3%	27.5%

Airline Tickets	1.6	1.4	1.6	1.7	1.7	1.4	1.7	1.7	1.8
Year/Year Growth	7.7%	5.6%	4.9%	(1.8)%	6.1%	1.7%	1.4%	1.8%	8.6%

	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13
Revenue	$1,452.8	$990.8	$1,037.2	$1,326.8	$1,706.3	$1,190.6	$1,302.0	$1,680.2	$2,269.9
Year/Year Growth	45.0%	35.5%	28.2%	20.3%	17.4%	20.2%	25.5%	26.6%	33.0%

Gross Profit	$1,100.1	$724.7	$743.3	$1,004.1	$1,396.5	$939.8	$1,009.7	$1,383.9	$1,989.1
Year/Year Growth	65.1%	51.5%	47.0%	34.0%	26.9%	29.7%	35.8%	37.8%	42.4%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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